As filed with the Securities and Exchange Commission on February 19, 2016

Reg. No. 333-191692

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JPMORGAN CHASE & CO.

(Exact name of registrant, as specified in charter)

Delaware	13-2624428
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

(See table of Additional Registrants)

JPMorgan Chase & Co.

270 Park Avenue

New York, New York 10017

(212) 270-6000

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Anthony J. Horan

Corporate Secretary

JPMorgan Chase & Co.

270 Park Avenue

New York, New York 10017

(212) 270-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of All Communications to:

Neila B. Radin, Esq. Stephen B. Grant, Esq. JPMorgan Chase & Co. 270 Park Avenue New York, New York 10017 (212) 270-6000	Lee Meyerson, Esq. Maripat Alpuche, Esq. Lesley Peng, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	William V. Fogg, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated, or a smaller reporting company. Such the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)(3)	Amount of registration fee(2)(3)
Debt securities of JPMorgan Chase & Co.
Preferred stock of JPMorgan Chase & Co.
Depositary shares representing preferred stock of JPMorgan Chase & Co.(4)
Common stock of JPMorgan Chase & Co.
Warrants of JPMorgan Chase & Co.
Units of JPMorgan Chase & Co.(5)

Debt securities, preferred stock, warrants, units and purchase contracts of JPMorgan Chase & Co., depositary shares representing preferred stock of JPMorgan Chase & Co., preferred securities and capital securities of the additional Registrants listed below and JPMorgan Chase & Co.’s guarantees of such preferred securities and capital securities

Total	—	—	$40,000,000,000	$4,028,000

(1)	Pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), the amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities being registered. The maximum aggregate offering price of all securities issued by the Registrants pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $40,000,000,000 in U.S. dollars or the equivalent thereof in any other currency.
(2)	Includes an unspecified amount of securities that may be reoffered or resold on an ongoing basis after their initial sale by affiliates of the Registrants in market-making transactions. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrants. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.
(3)	The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with, and at the time of, issuance by the Registrants of the securities registered hereunder. The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)	No separate consideration will be received for the depositary shares representing shares of preferred stock issued by JPMorgan Chase & Co. No separate registration fee will be paid in respect of any such depositary shares.
(5)	Each unit of JPMorgan Chase & Co. will be issued under a unit agreement and will represent one or more debt securities, shares of preferred stock, depositary shares, shares of common stock and warrants of JPMorgan Chase & Co., as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.

Table of Additional Registrants

Exact Name of Additional Registrant, As Specified in Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification No.
Chase Capital II	Delaware	13-391851
Chase Capital III	Delaware	13-391852
Chase Capital VI	Delaware	13-3967700
J.P. Morgan Chase Capital XIII	Delaware	13-7304734
JPMorgan Chase Capital XXI	Delaware	20-6581720
JPMorgan Chase Capital XXIII	Delaware	20-6581739
BANK ONE Capital III	Delaware	74-6493815
First Chicago NBD Capital I	Delaware	80-6080526

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-191692) is being filed to include information that is required to be included in the Registration Statement by such form for registrants that are no longer well-known seasoned issuers, as defined in Rule 405 under the Securities Act of 1933, as amended. This Post-Effective Amendment No. 1 contains:

•

a prospectus to be used by JPMorgan Chase & Co. in connection with offerings of up to $40,000,000,000, or the equivalent thereof in any other currency, of its debt securities, preferred stock, depositary shares representing its preferred stock, common stock, warrants and units at unspecified aggregate initial public offering prices and by affiliates of JPMorgan Chase & Co. in connection with market-making transactions from time to time in the securities described therein after they are initially offered and sold; and

•

a prospectus addendum to be used by affiliates of JPMorgan Chase & Co. in connection with market-making transactions from time to time in securities of one or more of the same classes, as well as purchase contracts, that were initially registered under registration statements previously filed by JPMorgan Chase & Co. or its affiliates and that were initially offered and sold prior to the date of the abovementioned prospectus addendum.

Prospectus

$40,000,000,000

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Units

Up to $40,000,000,000, or the equivalent thereof in any other currency, of these securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale. These terms and prices will be described in more detail in one or more supplements to this prospectus, which will be distributed at the time the securities are offered.

You should read this prospectus and any supplement carefully before you invest.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 19, 2016

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read:

•	this prospectus, which explains the general terms of the securities we may offer;

•	the attached prospectus supplement, which gives the specific terms of the particular securities we are offering and may change or update information in this prospectus; and

•	the documents we have referred you to in “Where You Can Find More Information About JPMorgan Chase” on page 7 for information about our company and our financial statements.

Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

JPMorgan Chase & Co.

JPMorgan Chase & Co., which we refer to as “JPMorgan Chase,” “we” or “us,” is a financial holding company incorporated under Delaware law in 1968. We are a leading global financial services firm and one of the largest banking institutions in the United States, with operations worldwide. JPMorgan Chase had $2.4 trillion in assets and $247.6 billion in total stockholders’ equity as of December 31, 2015. To find out how to obtain more information about us, see “Where You Can Find More Information About JPMorgan Chase.”

Our principal executive offices are located at 270 Park Avenue, New York, New York 10017 and our telephone number is (212) 270-6000.

The Securities We May Offer

This prospectus is part of a registration statement (the “registration statement”) that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may offer from time to time up to $40,000,000,000, or the equivalent thereof in any other currency, of any of the following securities:

•	debt;

•	preferred stock;

•	depositary shares;

•	common stock;

•	warrants; and

•	units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus. References to this prospectus or the prospectus supplement also means the information contained in other documents we have filed with the SEC and have referred you to in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information that we refer you to, as discussed under “Where You Can Find More Information About JPMorgan Chase.”

Debt Securities

We may use this prospectus and an applicable prospectus supplement to offer our unsecured general debt obligations, which may be senior or subordinated. The senior debt securities will have the same rank as all of our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment on our “Senior Indebtedness,” which includes the senior debt securities. For the definition of Senior Indebtedness, see “Description of Debt Securities—Subordinated Debt Securities—Subordination” beginning on page 16 below.

New series of senior debt securities will be issued under an indenture between us and Deutsche Bank Trust Company Americas, as trustee. New series of subordinated debt securities will be issued under an indenture between us and U.S. Bank Trust National Association, as trustee. We have summarized below certain general features of the debt securities from the indentures. We encourage you to read the indentures, which are exhibits to the registration statement.

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that JPMorgan Chase may be recognized, and receives payment, as a creditor of those subsidiaries. Claims of our subsidiaries’ creditors other than JPMorgan Chase include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities loaned or sold under repurchase agreements, commercial paper and other borrowed funds.

General Indenture Provisions that Apply to the Senior Debt Securities and the Subordinated Debt Securities

•	Each indenture allows us to issue different types of debt securities, including indexed securities.

•

Neither of the indentures limits the amount of debt securities that we may issue or provides you with any protection should there be a highly leveraged transaction, recapitalization or restructuring involving JPMorgan Chase.

•

The indentures allow us to consolidate or merge with another corporation, or to convey, transfer or lease all or substantially all of our assets to another corporation. If one of these events occurs, the other corporation will be required to assume our responsibilities relating to the debt securities, and, except in the case of a lease, we will be released from all liabilities and obligations.

•

The indentures provide that holders of a majority of the total principal amount of outstanding debt securities of any series may vote to change certain of our obligations or certain of your rights concerning the debt securities of that series. However, to change the amount or timing of principal, interest or other payments under the debt securities of a series, every holder in the series affected by the change must consent.

•

If an event of default (as described below) occurs with respect to any series of debt securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable. However, holders of a majority of the principal amount may rescind this action.

General Indenture Provisions that Apply Only to Senior Debt Securities

We have agreed in the indenture applicable to the senior debt securities, which we refer to as the “senior indenture,” that we and our subsidiaries will not sell, assign, transfer, grant a security interest in or otherwise dispose of the voting stock of JPMorgan Chase Bank, National Association, which we refer to as the “Bank,” and that the Bank will not issue its voting stock, unless the sale or issuance is for fair market value and we and our subsidiaries would own at least 80% of the voting stock of the Bank following the sale or issuance. This covenant would not prevent us from completing a merger, consolidation or sale of substantially all of our assets. In addition, this covenant would not prevent the merger or consolidation of the Bank into another domestic bank if JPMorgan Chase and its subsidiaries would own at least 80% of the voting stock of the successor entity after the merger or consolidation.

If we satisfy certain conditions in the senior indenture, we may discharge that indenture at any time by depositing with the trustee sufficient funds or government obligations to pay the senior debt securities when due.

Events of Default. The senior indenture provides that the following are events of default with respect to any series of senior debt securities:

•	default in the payment of interest on any senior debt securities of that series and continuance of that default for 30 days;

•	default in the payment of principal of, or premium, if any, on, any senior debt securities of that series at maturity;

•	default in the deposit of any sinking fund payment on that series of senior debt securities and continuance of that default for five days;

•

failure by us for 90 days after notice by the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series to perform any of the other covenants or warranties in the senior indenture applicable to that series;

•	specified events of bankruptcy, reorganization or insolvency of JPMorgan Chase or the Bank; and

•	any other event of default specified with respect to senior debt securities of that series.

Each series of senior debt securities issued prior to November 1, 2007 (A) includes additional events of default applicable in the event that (i) we default in the payment of principal when due on JPMorgan Chase debt in excess of a specified amount or (ii) the maturity of more than a specified amount of our debt is accelerated and the acceleration is not rescinded and (B) provides a shorter grace period for a covenant breach than provided above. Certain series of debt securities that we assumed in connection with our merger with The Bear Stearns Companies LLC (formerly known as The Bear Stearns Companies Inc.), which we refer to as “Bear Stearns,” include additional events of default as well. Accordingly, the senior debt securities offered by use of this prospectus will not have the benefit of the additional events of default and shorter covenant breach grace period applicable to some of our senior debt.

General Indenture Provisions that Apply Only to Subordinated Debt Securities

The subordinated debt securities will be subordinated to all “Senior Indebtedness,” which includes all of our indebtedness for money borrowed, except indebtedness that is stated not to be senior to, or that is stated to have the same rank as, the subordinated debt securities or other securities having the same rank as or that are subordinated to the subordinated debt securities.

Events of Default. The indenture for the subordinated debt securities, which we refer to as the “subordinated indenture,” provides that the following are events of default with respect to any series of subordinated debt securities:

•	specified events of bankruptcy, reorganization or insolvency of JPMorgan Chase; and

•	any other event specified with respect to subordinated debt securities of that series.

Preferred Stock and Depositary Shares

We may use this prospectus and an applicable prospectus supplement to offer our preferred stock, par value $1 per share, in one or more series. We will determine the dividend, voting, conversion and other rights of the series being offered, and the terms and conditions relating to the offering and sale of the series, at the time of the offer and sale. We may also issue preferred stock that will be represented by depositary shares and depositary receipts.

Common Stock

We may use this prospectus and an applicable prospectus supplement to offer our common stock, par value $1 per share. Subject to the rights of holders of our preferred stock, holders of our common stock are entitled to receive dividends when declared by our board of directors (which may also refer to a board committee). Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

Warrants

We may use this prospectus and an applicable prospectus supplement to offer warrants for the purchase of debt securities, preferred stock or common stock, which we refer to as “securities warrants.” We may also offer warrants for the cash value in U.S. dollars of the right to purchase or sell foreign or composite currencies, which we refer to as “currency warrants.” We may issue warrants independently or together with other securities.

Units

We may use this prospectus and an applicable prospectus supplement to offer any combination of debt securities, preferred stock, depositary shares, common stock and warrants issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property together as units. In the applicable prospectus supplement, we will describe the particular combination of debt securities, preferred stock, depositary shares, common stock and warrants issued by us, or debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting any units, and any other specific terms of the units.

Conflicts of Interest

We own directly or indirectly all the outstanding equity securities of J.P. Morgan Securities LLC. The underwriting arrangements for any offering pursuant to this prospectus will comply with the requirements of Rule 5121 of the regulations of the Financial Industry Regulatory Authority (“FINRA”) regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 5121, J.P. Morgan Securities LLC may not make sales pursuant to this prospectus to any discretionary account without the prior approval of the customer.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

	Year Ended December 31, (1)
	2015	2014	2013	2012	2011
Earnings to Fixed Charges:
Excluding Interest on Deposits	5.61	5.47	4.24	4.21	3.60
Including Interest on Deposits	4.89	4.62	3.59	3.48	2.89
Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements:
Excluding Interest on Deposits	4.26	4.46	3.75	3.83	3.31
Including Interest on Deposits	3.86	3.90	3.25	3.23	2.72

(1)	The ratios for the years ended December 31, 2011 through 2014 do not reflect JPMorgan Chase’s adoption, effective January 1, 2015, of new accounting guidance for investments in affordable housing projects that qualify for the low-income housing tax credit. For additional information, see our Current Report on Form 8-K dated January 14, 2016.

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

WHERE YOU CAN FIND MORE INFORMATION

ABOUT JPMORGAN CHASE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov. Our filings can also be inspected and printed or copied, for a fee, at the SEC’s public reference room, 100 F Street N.E., Washington, D.C. 20549, or you can contact that office by phone: (800) SEC-0330. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such documents, reports and information are also available on our website: http://www.jpmorgan.com. Information on our website does not constitute part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information.

We incorporate by reference (i) the documents listed below and (ii) any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed, other than, in each case, those documents or the portions of those documents which are furnished and not filed:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2014;

(b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015;

(c) Our Current Reports on Form 8-K filed on January 2, 2015, January 14, 2015, January 23, 2015, February 12, 2015, February 17, 2015, February 27, 2015, March 6, 2015, March 11, 2015, March 20, 2015, March 24, 2015, April 1, 2015, April 3, 2015, April 14, 2015, April 21, 2015, May 6, 2015, May 14, 2015, May 20, 2015, May 22, 2015, May 29, 2015, June 4, 2015, June 16, 2015, June 23, 2015, July 1, 2015, July 14, 2015, July 21, 2015, July 29, 2015, August 5, 2015, September 25, 2015, October 2, 2015, October 13, 2015, October 16, 2015, October 26, 2015, October 29, 2015, November 13, 2015, January 4, 2016, January 14, 2016, January 21, 2016, January 26, 2016 (two filings) and February 12, 2016.

(d) The descriptions of our common stock contained in our Registration Statement filed under Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating that description, and any other Registration Statement on Form 8-A relating to any securities offered by this prospectus.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Office of the Secretary

JPMorgan Chase & Co.

270 Park Avenue

New York, New York 10017

212-270-6000

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

IMPORTANT FACTORS THAT MAY AFFECT FUTURE RESULTS

From time to time, we have made and will make forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results or aspirations. Our disclosures in this prospectus, any prospectus supplement and any documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in our other documents filed or furnished with the SEC. In addition, our senior management may make forward-looking statements orally to analysts, investors, representatives of the media and others.

All forward-looking statements are, by their nature, subject to risks and uncertainties, many of which are beyond our control. JPMorgan Chase’s actual future results may differ materially from those set forth in our forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ from those in the forward-looking statements:

•	local, regional and international business, economic and political conditions and geopolitical events;

•	changes in laws and regulatory requirements, including capital requirements;

•	changes in trade, monetary and fiscal policies and laws;

•	securities and capital markets behavior, including changes in market liquidity and volatility;

•	changes in investor sentiment or consumer spending or savings behavior;

•	our ability to manage effectively our capital and liquidity, including approval of our capital plans by banking regulators;

•	changes in credit ratings assigned to us or our subsidiaries;

•	damage to our reputation;

•	our ability to deal effectively with an economic slowdown or other economic or market disruption;

•	technology changes instituted by us, our counterparties or competitors;

•	the success of our business simplification initiatives and the effectiveness of our control agenda;

•

our ability to develop new products and services, and the extent to which products or services previously sold by us (including but not limited to mortgages and asset-backed securities) require us to incur liabilities or absorb losses not contemplated at their initiation or origination;

•	our ability to address enhanced regulatory requirements affecting our businesses;

•	acceptance of our new and existing products and services by the marketplace and our ability to increase market share;

•	our ability to attract and retain qualified employees;

•	our ability to control expense;

•	competitive pressures;

•	changes in the credit quality of our customers and counterparties;

•	adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting;

•	adverse judicial or regulatory proceedings;

•	changes in applicable accounting policies;

•	our ability to determine accurate values of certain assets and liabilities;

•	occurrence of natural or man-made disasters or calamities or conflicts and our ability to deal effectively with disruptions caused by the foregoing;

•	our ability to maintain the security and integrity of our financial, accounting, technology, data processing and other operating systems and facilities; and

•	our ability to effectively defend ourselves against cyberattacks and other attempts by unauthorized parties to access our information or disrupt our systems.

Additional factors that may cause future results to differ materially from forward-looking statements can be found in portions of our periodic and current reports filed with the SEC and incorporated by reference in this prospectus. These factors include, for example, those discussed under the caption “Risk Factors” in our most recent annual and quarterly reports, to which reference is hereby made.

Any forward-looking statements made by or on behalf of us in this prospectus, any applicable prospectus supplement or in a document incorporated by reference into this prospectus speak only as of the date of this prospectus, the prospectus supplement or the document incorporated by reference, as the case may be. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. You should, however, consult any further disclosures of a forward-looking nature we may make in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, redemption of our securities or the financing of possible acquisitions or business expansion. We may invest the net proceeds temporarily or apply them to repay debt until we are ready to use them for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

General

We have described below some general terms that may apply to the debt securities we may offer by use of this prospectus and an applicable prospectus supplement. We will describe the particular terms of any debt securities we offer to you in the prospectus supplement relating to those debt securities.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture between us and Deutsche Bank Trust Company Americas, as trustee. We will issue the subordinated debt securities under a subordinated indenture between us and U.S. Bank Trust National Association, as trustee. The debt securities and the indentures are governed by the laws of the State of New York.

The following summary is not complete. You should refer to the indentures, copies of which are exhibits to the registration statement.

The indentures do not limit the amount of debt securities that we may issue. Each of the indentures provides that we may issue debt securities up to the principal amount we authorize from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all Senior Indebtedness as defined below under “— Subordinated Debt Securities — Subordination.”

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that JPMorgan Chase is recognized, and receives payment, as a creditor of those subsidiaries. Claims of our subsidiaries’ creditors other than JPMorgan Chase include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold or loaned under repurchase agreements, commercial paper and other borrowed funds.

We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. We will specify in the prospectus supplement relating to the particular series of debt securities being offered the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title and type of the debt securities;

•	any limit on the aggregate principal amount or aggregate initial offering price of the debt securities;

•	the purchase price of the debt securities;

•	the dates on which the principal of the debt securities will be payable and the amount payable upon acceleration;

•

the interest rates of the debt securities, including the interest rates, if any, applicable to overdue payments, or the method for determining those rates, and the interest payment dates for the debt securities;

•	the places where payments may be made on the debt securities;

•	any mandatory or optional redemption provisions applicable to the debt securities;

•	any sinking fund or similar provisions applicable to the debt securities;

•	the authorized denominations of the debt securities, if other than $1,000 and integral multiples of $1,000;

•

if denominated in a currency other than U.S. dollars, the currency or currencies, including composite currencies, in which payments on the debt securities will be payable (which currencies may be different for principal, premium and interest payments);

•	any conversion or exchange provisions applicable to the debt securities;

•	any addition to, deletion from or change in the events of default applicable to the debt securities;

•	any addition to, deletion from or change in the covenants applicable to the debt securities; and

•	any other specific terms of the debt securities.

We may issue some of the debt securities as original issue discount debt securities. Original issue discount debt securities will bear no interest or will bear interest at a below-market rate and will be sold at a discount below their stated principal amount. The prospectus supplement will contain any special tax, accounting or other information relating to original issue discount debt securities. If we offer other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, the prospectus supplement relating to those debt securities will also contain any special tax, accounting or other information relating to those debt securities.

We will issue the debt securities only in registered form without coupons. The indentures permit us to issue debt securities of a series in certificated form or in permanent global form. You will not be required to pay a service charge for any transfer or exchange of debt securities, but we may require payment of any taxes or other governmental charges.

We will pay principal of, and premium, if any, and interest, if any, on the debt securities at the corporate trust office of our paying agent, The Bank of New York Mellon, in New York City. You may also make transfers or exchanges of debt securities at that location. We also have the right to pay interest on any debt securities by check mailed to the registered holders of the debt securities at their registered addresses. In connection with any payment on a debt security, we may require the holder to certify information to JPMorgan Chase. In the absence of that certification, we may rely on any legal presumption to enable us to determine our responsibilities, if any, to deduct or withhold taxes, assessments or governmental charges from the payment.

The indentures do not limit our ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction. In addition, neither of the indentures provides special protection in the event of a sudden or dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring of JPMorgan Chase.

We may issue debt securities upon the exercise of securities warrants or upon exchange or conversion of exchangeable or convertible debt securities. The prospectus supplement will describe the specific terms of any of those securities warrants or exchangeable or convertible securities. It will also describe the specific terms of the debt securities or other securities issuable upon the exercise, exchange or conversion of those securities. See “Description of Securities Warrants” below.

Each of the indentures contains a provision that, if made applicable to any series of senior or subordinated debt securities, respectively, permits us to elect:

•	defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any debt securities of that series then outstanding, and/or

•

covenant defeasance, which would release us from our obligations under specified covenants, including, with respect to any series of senior securities, the covenant described under “Senior Debt Securities—Limitation on Disposition of Stock of the Bank”, and the consequences of the occurrence of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must deposit in trust with the respective trustee money and/or U.S. government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior or subordinated debt securities, as the case may be. As used in the indentures, “U.S. government obligations” are: (1) direct obligations of the United States or of an agency or instrumentality of the United States, in either case that are, or are guaranteed as, full faith and credit obligations of the United States and that are not redeemable by the issuer; and (2) certain depositary receipts with respect to an obligation referred to in clause (1).

As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior or subordinated debt securities, as the case may be, will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or be based upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of debt securities, then even if there were a default under the defeased covenant, payment of those debt securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of debt securities even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

We and the trustees may modify either indenture with the consent of the holders of not less than a majority in principal amount of each series of outstanding debt securities affected by the modification. However, without the consent of each affected holder, no such modification may:

•	change the stated maturity of any debt security;

•	reduce the principal amount of, or premium, if any, on, any debt security;

•	change the rate or method of computation of the interest on any debt security;

•	reduce the amount of the principal of an original issue discount debt security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	change the currency or currencies in which any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on a debt security on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or any waiver under the applicable indenture; or

•	change the provisions in the applicable indenture that relate to its modification or amendment.

In addition, we and the trustees may amend either indenture without the consent of the holders of debt securities of any series for any of the following purposes:

•	to evidence the succession of another company to us;

•	to add to our covenants or to surrender any right or power conferred upon us;

•	to add any additional events of default;

•	to permit or facilitate the issuance of debt securities in bearer form, certificated form or global form;

•

to add to, change or eliminate any of the provisions of the applicable indenture in respect of all or any series of debt securities, provided that any such addition, change or elimination will neither (i) apply to any debt security issued prior to the execution of such amendment and entitled to the benefit of such provision nor (ii) modify the rights of the holders of any such debt securities with respect to such provision;

•

to conform the text of the applicable indenture or any debt securities to any provision of the “Description of Debt Securities” in this prospectus or a similarly captioned section in any applicable prospectus supplement relating to the offering of debt securities;

•	to provide security for or a guarantee of any series of debt securities;

•	to establish the form or terms of any series of debt securities;

•	to provide for successor trustees or the appointment of more than one trustee; or

•

to cure any ambiguity, to correct or supplement any provision of the applicable indenture which may be inconsistent with any other provision thereof, or to make any other provisions as we may deem necessary or desirable, provided such amendment does not adversely affect the interests of the holders of any series of debt securities in any material respect.

We may, without the consent of the holders of any debt securities, consolidate or merge with any other person or convey, transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into JPMorgan Chase, provided that:

(1) the successor is a corporation organized under U.S. laws;

(2) the successor, if not us, assumes our obligations on the debt securities and under the indentures;

(3) after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(4) other specified conditions are met.

Senior Debt Securities

The senior debt securities will be direct, unsecured general obligations of JPMorgan Chase and will constitute Senior Indebtedness of JPMorgan Chase. For a definition of “Senior Indebtedness,” see “— Subordinated Debt Securities — Subordination” below.

Limitation on Disposition of Stock of the Bank. Unless otherwise specified in the prospectus supplement relating to a particular series of debt securities, the senior indenture contains a covenant by us that, so long as any of the senior debt securities are outstanding, neither we nor any Intermediate Subsidiary (as defined below) will sell, assign, grant a security interest in or otherwise dispose of any shares of voting stock of the Bank, or any securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank, except to JPMorgan Chase or an Intermediate Subsidiary. In addition, the covenant provides that neither we nor any Intermediate Subsidiary will permit the Bank to issue any shares of its voting stock, or securities convertible into, or options, warrants or rights to purchase shares of its voting stock, nor will we permit any Intermediate Subsidiary that owns any shares of voting stock of the Bank, or securities convertible into, or options, warrants or rights to purchase shares of the Bank’s voting stock, to cease to be an Intermediate Subsidiary.

The above covenant is subject to our rights in connection with a consolidation or merger of JPMorgan Chase with another person or a conveyance, transfer or lease of all or substantially all of our assets to another person. The covenant also will not apply if both:

(1) the disposition in question is made for fair market value, as determined by the board of directors of JPMorgan Chase or the Intermediate Subsidiary; and

(2) after giving effect to the disposition, we and any one or more of our Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of the Bank or any successor to the Bank, free and clear of any security interest.

The above covenant also does not restrict the Bank from being consolidated with or merged into another domestic banking institution if, after the merger or consolidation, (A) JPMorgan Chase, or its successor, and any one or more Intermediate Subsidiaries own at least 80% of the voting stock of the resulting bank and (B) treating for purposes of the indenture the resulting bank as the Bank, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

The senior indenture defines an “Intermediate Subsidiary” as a subsidiary (1) that is organized under the laws of any domestic jurisdiction and (2) of which all the shares of capital stock, and all securities convertible into, and options, warrants and rights to purchase shares of capital stock, are owned directly by JPMorgan Chase, free and clear of any security interest. As used above, “voting stock” means a class of stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees irrespective of the happening of a contingency.

Defaults and Waivers. Unless otherwise specified in the prospectus supplement relating to a particular series of debt securities, the senior indenture defines an event of default with respect to any series of senior debt securities as any one of the following events:

(1) default in the payment of interest on any senior debt securities of that series and continuance of that default for 30 days;

(2) default in the payment of principal of, or premium, if any, on, any senior debt securities of that series at maturity;

(3) default in the deposit of any sinking fund payment on that series of senior debt securities and continuance of that default for five days;

(4) failure by us for 90 days after notice by the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series to perform any of the other covenants or warranties in the senior indenture applicable to that series;

(5) specified events of bankruptcy, insolvency or reorganization of JPMorgan Chase or the Bank; and

(6) any other event of default specified with respect to senior debt securities of that series.

Each series of our senior debt securities created prior to November 1, 2007 (A) includes additional events of default applicable in the event that (i) we default in the payment of principal when due on JPMorgan Chase debt in excess of a specified amount or (ii) the maturity of more than a specified amount of our debt is accelerated and the acceleration is not rescinded and (B) provides a shorter grace period for a covenant breach than provided above. Certain series of debt securities that we assumed in connection with our merger with Bear Stearns include additional events of default as well. Accordingly, new series of senior debt securities offered by use of this prospectus will not have the benefit of the additional events of default and shorter covenant breach grace period applicable to some of our senior debt securities.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration is required upon certain specified events of bankruptcy, reorganization or insolvency. Subject to the conditions set forth in the indenture, the holders of a majority in principal amount of the outstanding senior debt securities of that series may annul the declaration and waive past defaults, except uncured payment defaults and other specified defaults.

We will describe in the prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

The senior indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series of senior debt securities, to give the holders of that series notice of the default if uncured or not waived. The trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold the notice in the case of a default in the payment of principal, interest or any sinking or purchase fund installment. The trustee may not give the above notice until at least 60 days after the occurrence of a default in the performance of a covenant in the senior indenture, other than a covenant to make payment. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to senior debt securities of that series.

Other than the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee reasonable security or indemnity. The senior indenture provides that the holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the senior indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

The senior indenture includes a covenant requiring us to file annually with the trustee a certificate of no default, or specifying any default that exists.

Subordinated Debt Securities

The subordinated debt securities will be direct, unsecured general obligations of JPMorgan Chase. The subordinated debt securities will be subordinate and junior in right of payment to all Senior Indebtedness.

Unless otherwise provided in the prospectus supplement relating to a particular series of subordinated debt securities, holders of the subordinated debt securities may not accelerate the maturity of the subordinated debt securities, except in the event of our bankruptcy, reorganization or insolvency, and may not accelerate the subordinated debt securities if we fail to pay principal or interest or fail to perform any other agreement in the subordinated debt securities or the subordinated indenture. See “— Defaults and Waivers” below.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all Senior Indebtedness whether outstanding on the date the subordinated indenture became effective or created, assumed or incurred after that date.

The subordinated indenture defines “Senior Indebtedness” to mean the principal of, and premium, if any, and interest on all of our indebtedness for money borrowed, including all indebtedness for money borrowed by another person that we guarantee; similar obligations arising from off-balance sheet guarantees and direct credit substitutes; all obligations for claims in respect of derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements; and any deferrals, renewals or extensions of any of the foregoing. However, Senior Indebtedness does not include indebtedness that is stated not to be senior to or to have the same rank as the subordinated debt securities or other securities having the same rank as or that are subordinated to the subordinated debt securities. In particular, Senior Indebtedness does not include (A) the subordinated notes issued under the subordinated indenture, (B) the subordinated indebtedness issued under the amended and restated indenture, dated as of December 15, 1992, as amended, between us and U.S. Bank Trust National Association, as trustee, (C) the subordinated indebtedness issued under the indenture, dated as of October 21, 2010, between us and U.S. Bank Trust National Association, as trustee, and (D) other debt of JPMorgan Chase that is expressly stated to have the same rank as or not to rank senior to the subordinated debt securities or other securities having the same rank as or that are subordinated to the subordinated debt securities.

Under the subordinated indenture, we may not make any payment on the subordinated debt securities in the event:

•	we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all Senior Indebtedness; or

•

there shall exist any event of default on any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time or both, would become such an event of default.

In addition, upon our dissolution, winding-up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or otherwise) we must pay to the holders of Senior Indebtedness the full amounts of principal of, and premium, if any, and interest, if any, on the Senior Indebtedness before any payment or distribution is made on the subordinated debt securities.

No series of our subordinated debt securities (other than our junior subordinated indebtedness and our Capital Efficient Notes issued in connection with the issuance of securities by our capital trust subsidiaries) is subordinated to any other series of subordinated debt securities or to any other subordinated indebtedness of JPMorgan Chase referred to above. However, due to the subordination provisions of the various series of subordinated indebtedness issued by us and our predecessor institutions, in the event of our dissolution, winding-up, liquidation, reorganization or insolvency, holders of the subordinated debt securities that may be offered by use of this prospectus and an applicable prospectus supplement may recover less, ratably, than holders of some of our other series of outstanding subordinated indebtedness and more, ratably, than holders of other series of our outstanding subordinated indebtedness. In addition, holders of the subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

No Limitation on Disposition of Voting Stock of the Bank. The subordinated indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of voting stock of the Bank, or securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank. The subordinated indenture also does not prohibit the Bank from issuing any shares of its voting stock or securities convertible into, or options, warrants or rights to purchase shares of its voting stock.

Defaults and Waivers. Unless otherwise specified in the prospectus supplement relating to a particular series of debt securities, the subordinated indenture defines an event of default with respect to any series of subordinated debt securities as follows:

•	specified events of bankruptcy, reorganization or insolvency of JPMorgan Chase;

•	any other event specified with respect to subordinated debt securities of that series.

If any event of default with respect to subordinated debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or, if the subordinated debt securities of that series are original issue discount subordinated debt securities, a specified portion of the principal amount) of all subordinated debt securities of that series to be due and payable immediately. No such declaration is required upon certain specified events of bankruptcy, reorganization or insolvency. Subject to the conditions set forth in the subordinated indenture, the holders of a majority in principal amount of the outstanding subordinated debt securities of that series may annul the declaration and waive past defaults, except uncured payment defaults.

We will describe in the prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount subordinated debt securities upon an event of default. In the event of the bankruptcy, liquidation, reorganization or insolvency of JPMorgan Chase, any right to enforce that payment in cash would be subject to the broad equity powers of a federal bankruptcy court and to its determination of the nature and status of the payment claims of the holders of the subordinated debt securities.

Unless otherwise provided in the prospectus supplement relating to a particular series of subordinated debt securities, there will be no right of acceleration of the payment of principal of the subordinated debt securities of that series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture. In the event of a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture, the trustee may, subject to specified limitations and conditions, seek to enforce that payment or the performance of that covenant or agreement.

The subordinated indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series of subordinated debt securities, to give the holders of that series notice of the default if uncured or not waived. The trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold the notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to subordinated debt securities of that series.

Other than the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the subordinated indenture at the request or direction of any of the holders of subordinated debt securities, unless the holders have offered to the trustee reasonable security or indemnity. The subordinated indenture provides that the holders of a majority in principal amount of outstanding subordinated debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the subordinated indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

The subordinated indenture includes a covenant requiring us to file annually with the trustee a certificate of no default, or specifying any default that exists.

Information Concerning The Trustees

We and our subsidiaries may maintain deposits or conduct other banking transactions with the trustees under the senior indenture and the subordinated indenture in the ordinary course of business. Deutsche Bank Trust Company Americas is a trustee under certain of our existing indentures pursuant to which we have issued and outstanding series of senior debt securities. U.S. Bank Trust National Association is a trustee under certain of our existing indentures pursuant to which we have issued and outstanding series of subordinated debt securities.

DESCRIPTION OF PREFERRED STOCK

General

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 200,000,000 shares of preferred stock, $1 par value per share, in one or more series, and to determine the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series. We may amend our certificate of incorporation to increase or decrease the number of authorized shares of preferred stock in a manner permitted by our certificate of incorporation and the Delaware General Corporation Law (“DGCL”). As of the date of this prospectus, we have the following issued and outstanding series of preferred stock, the terms of each of which we summarize below:

•	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I;

•	5.50% Non-Cumulative Preferred Stock, Series O;

•	5.45% Non-Cumulative Preferred Stock, Series P;

•	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Q;

•	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series R;

•	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S;

•	6.70% Non-Cumulative Preferred Stock, Series T;

•	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U;

•	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V;

•	6.30% Non-Cumulative Preferred Stock, Series W;

•	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X;

•	6.125% Non-Cumulative Preferred Stock, Series Y;

•	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z;

•	6.10% Non-Cumulative Preferred Stock, Series AA; and

•	6.15% Non-Cumulative Preferred Stock, Series BB.

We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares being offered;

•	the title and liquidation preference per share;

•	the purchase price;

•	the dividend rate or method for determining that rate;

•	the dates on which dividends will be paid;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	any applicable redemption or sinking fund provisions;

•	any applicable conversion provisions;

•	whether we have elected to offer depositary shares representing that series of preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to that series of preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those different terms in the prospectus supplement relating to that series of preferred stock. The following summary is not complete. You should also refer to our certificate of incorporation and to the certificate of designations relating to the series of the preferred stock being offered for the complete terms of that series of preferred stock. A form of certificate of designations is filed as an exhibit to the registration statement. We will file the certificate of designations with respect to the particular series of preferred stock being offered with the SEC promptly after the offering of that series of preferred stock.

The preferred stock will, when issued against full payment of the purchase price relating to a series of preferred stock, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, in the event we liquidate, dissolve or wind-up our business, each series of preferred stock being offered will have the same rank as to dividends and distributions as our currently outstanding preferred stock and each other series of preferred stock we may offer in the future by use of this prospectus and an applicable prospectus supplement. The preferred stock will have no preemptive rights.

Dividend Rights

Holders of the preferred stock offered by use of this prospectus and an applicable prospectus supplement will be entitled to receive, when, as and if declared by our board of directors or any duly authorized committee of our board, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock register (or, if applicable, the records of the depositary referred to under “Description of Depositary Shares”) on record dates determined by our board of directors or a duly authorized committee of our board. Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If a dividend is not declared on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock that we offer by use of this prospectus and an applicable prospectus supplement will provide that we may not declare or pay or set aside for payment full dividends on any series of preferred stock ranking, as to dividends, equally with or junior to the series of preferred stock we are offering unless we have previously declared and paid or set aside for payment, or we contemporaneously declare and pay or set aside for payment, full dividends (including cumulative dividends still owing, if any) on the series of preferred stock we are offering for, in the case of a series of noncumulative preferred stock, the most recently completed dividend period, or, in the case of a series of cumulative preferred stock, all past dividend periods. If we fail to pay dividends in full as stated above, we may only declare dividends on equally ranking series of preferred stock pro rata so that the amount of dividends declared per share on the series of preferred stock we are offering and the equally ranking series bear to each other the same ratio that accumulated and unpaid dividends per share on the series being offered and the other series bear to each other. We will not pay interest or any sum of money instead of interest in respect of any dividend that is not declared, or if declared is not paid, on any series of preferred stock we are offering.

Unless otherwise specified in the applicable prospectus supplement, the preferred stock we offer by use of this prospectus and an applicable prospectus supplement will also provide that, unless we have paid or declared and set aside a sum sufficient for the payment thereof, in the case of a series of noncumulative preferred stock, full dividends on all outstanding shares of that preferred stock in respect of the most recently completed dividend period, or, in the case of a series of cumulative preferred stock, full dividends, including cumulative dividends, if any, owing on that preferred stock for all past dividend periods:

•

no dividend (other than a dividend in common stock or in any junior or equally ranking stock as to dividends and upon liquidation, dissolution or winding-up) will be declared or paid or a sum sufficient for the payment thereof set aside for such payment or other distribution declared or made upon our common stock or upon any junior or equally ranking stock as to dividends or upon liquidation, dissolution or winding-up, and

•

no common stock or other any junior or equally ranking stock as to dividends or upon liquidation, dissolution or winding-up will be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such capital stock) by us, except

(1)	by conversion into or exchange for capital stock ranking junior to the preferred stock being offered;

(2)	as a result of reclassification into capital stock ranking junior to the preferred stock being offered;

(3)	through the use of the proceeds of a substantially contemporaneous sale of shares of capital stock ranking junior to the preferred stock being offered or, in the case of capital stock ranking on a parity with the preferred stock being offered, through the use of the proceeds of a substantially contemporaneous sale of other shares of capital stock ranking on a parity with the preferred stock being offered;

(4)	in the case of capital stock ranking on a parity with the preferred stock being offered, pursuant to pro rata offers to purchase all or a pro rata portion of the shares of preferred stock being offered and such capital stock ranking on a parity with the preferred stock being offered;

(5)	in connection with the satisfaction of our obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the most recently completed dividend period; or

(6)	any purchase, redemption or other acquisition of capital stock ranking junior to the preferred stock being offered pursuant to any of our or our subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after the issuance of the preferred stock being offered).

However, the foregoing will not restrict the ability of us or any of our affiliates to engage in underwriting, stabilization, market-making or similar transactions in our capital stock in the ordinary course of business. Subject to the conditions described above, and not otherwise, dividends (payable in cash, capital stock, or otherwise), as may be determined by our board of directors or a duly authorized committee of our board, may be declared and paid on our common stock and any other capital stock ranking junior to or on a parity with the preferred stock being offered from time to time out of any assets legally available for such payment, and the holders of the preferred stock being offered will not be entitled to participate in those dividends.

As used in this prospectus, “junior to the preferred stock being offered” and like terms refer to our common stock and any other class or series of our capital stock over which the preferred stock being offered has preference or priority, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require; “parity preferred stock” and “on a parity with the preferred stock being offered” and like terms refer to any class or series of our capital stock that ranks on a parity with the shares of the preferred stock being offered, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require; and “senior to the preferred stock being offered” and like terms refer to any class or series of our capital stock that ranks senior to the preferred stock being offered, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require.

Unless otherwise specified in the applicable prospectus supplement, we will compute the amount of dividends payable by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for any period greater or less than a full dividend period, other than the initial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of preferred stock that we offer by use of this prospectus and an applicable prospectus supplement will be entitled to receive and to be paid out of our assets legally available for distribution to our stockholders the amount set forth in the prospectus supplement plus, in the case of a series of noncumulative preferred stock, an amount equal to any declared and unpaid dividends, without accumulation of undeclared dividends, if any, from the day following the immediately preceding dividend payment date, to, but not including, the date of the liquidating distribution, but without accumulation of any unpaid dividends for prior dividend periods, or, in the case of a series of cumulative preferred stock, an amount equal to any accumulated and unpaid dividends, whether or not declared, before we make any payment or distribution on our common stock or on any other capital stock ranking junior to the preferred stock offered by use of this prospectus and an applicable prospectus supplement, and any stock having the same rank as that series of preferred stock upon our liquidation, dissolution or winding-up. After the payment to such holders of the full preferential amounts to which they are entitled, such holders will have no right or claim to any of our remaining assets.

If, upon our voluntary or involuntary liquidation, dissolution or winding-up, we fail to pay in full the amounts payable with respect to preferred stock offered by use of this prospectus and an applicable prospectus supplement, and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share ratably in any such distribution of our assets in proportion to the full respective distributions to which they are entitled. For any series of preferred stock offered by use of this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business, nor our merger or consolidation into or with any other entity will be considered a liquidation, dissolution or winding-up.

Redemption

The applicable prospectus supplement will indicate whether the series of preferred stock offered by use of this prospectus and the applicable prospectus supplement is subject to redemption, in whole or in part, whether at our option or mandatorily and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock offered, including the redemption dates, the redemption prices for that series and whether those redemption prices will be paid in cash, stock or a combination of cash and stock, will be set forth in the prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that, if our capital stock is not sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the prospectus supplement.

If we are redeeming fewer than all the outstanding shares of preferred stock of any series, whether by mandatory or optional redemption, our board of directors or any duly authorized committee of our board will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or in such other manner as the board of directors or any duly authorized committee of our board determines to be equitable. From and after the redemption date, dividends will cease to accumulate on the shares of preferred stock called for redemption up to the redemption date and all rights of the holders of those shares, except the right to receive the redemption price, will cease.

In the event that we fail to pay full dividends, including accumulated but unpaid dividends, if any, on any series of preferred stock offered, we may not redeem that series in part and we may not purchase or acquire any shares of that series of preferred stock, except by a purchase or exchange offer made on the same terms to all holders of that series of preferred stock.

Conversion Rights

The prospectus supplement will state the terms, if any, on which shares of the series of preferred stock offered by use of this prospectus and an applicable prospectus supplement are convertible into shares of our common stock or other securities. As described under “— Redemption” above, under certain circumstances, preferred stock may be mandatorily convertible into our common stock or another series of our preferred stock.

Voting Rights

Except as indicated below or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock offered by use of this prospectus and an applicable prospectus supplement will not be entitled to vote. Unless otherwise indicated in the prospectus supplement, each share of preferred stock of each series will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. However, as more fully described under “Description of Depositary Shares,” if we use this prospectus and an applicable prospectus supplement to offer depositary shares representing a fractional interest in a share of a series of preferred stock, each depositary share, in effect, will be entitled to that fraction of a vote, rather than a full vote. If (unless otherwise indicated in the prospectus supplement) each full share of any series of preferred stock offered is entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.

Unless otherwise specified in a prospectus supplement, if, at any time or times, the equivalent of an aggregate of six quarterly dividends, whether or not consecutive, for any series of preferred stock being offered has not been paid, the number of directors constituting our board of directors will be automatically increased by two and the holders of each outstanding series of preferred stock with such voting rights, together with holders of such other shares of any other class or series of parity preferred stock outstanding at the time upon which like voting rights have been conferred and are exercisable, which we refer to as “voting parity stock,” voting together as a class, will be entitled to elect those additional two directors, which we refer to as “preferred directors,” at that annual meeting and at each subsequent annual meeting of stockholders until full dividends have been paid for at least four quarterly consecutive dividend periods. At that time such right will terminate, except as expressly provided in the applicable certificate of designations or by law, subject to revesting. Upon any termination of the right of the holders of shares of preferred stock being offered and voting parity stock as a class to vote for directors as provided above, the preferred directors will cease to be qualified as directors, the term of office of all preferred directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of preferred directors elected. Any preferred director may be removed and replaced at any time, with cause as provided by law or without cause by the affirmative vote of the holders of shares of preferred stock voting together as a class with the holders of shares of voting parity stock, to the extent the voting rights of such holders described above are then exercisable. Any vacancy created by removal with or without cause may be filled only as described in the preceding sentence. If the office of any preferred director becomes vacant for any reason other than removal, the remaining preferred director may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred.

So long as any shares of the preferred stock being offered remain outstanding, we will not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the preferred stock being offered and any voting parity stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the preferred stock being offered as to dividends or upon liquidation, dissolution or winding-up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the preferred stock being offered remain outstanding, we will not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the preferred stock being offered, amend, alter or repeal any provision of the applicable certificate of designations or our certificate of incorporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the preferred stock being offered.

Notwithstanding the foregoing, none of the following will be deemed to adversely affect the powers, preferences or special rights of the preferred stock being offered:

•

any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the preferred stock being offered as to dividends or upon liquidation, dissolution or winding-up;

•	a merger or consolidation of us with or into another entity in which the shares of the preferred stock being offered remain outstanding; and

•

a merger or consolidation of us with or into another entity in which the shares of the preferred stock being offered are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the preferred stock being offered;

provided that if the amendment would adversely affect such series but not any other series of outstanding preferred stock, then the amendment will only need to be approved by holders of at least two-thirds of the shares of the series of preferred stock adversely affected.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities.” In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a “controlling influence” over JPMorgan Chase, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to provide notice to the Federal Reserve Board prior to acquiring or retaining 10% or more of that series.

Outstanding Series of Preferred Stock

Ranking. Each of our Series I Preferred Stock, Series O Preferred Stock, Series P Preferred Stock, Series Q Preferred Stock, Series R Preferred Stock, Series S Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock and Series BB Preferred Stock (each as defined below, and collectively, the “Outstanding Preferred Stock”) ranks senior to our common stock as well as any of our other stock that states it is expressly made junior to such series of Outstanding Preferred Stock as to payment of dividends and distribution of assets upon our liquidation, dissolution, or winding up.

Dividends. We may not declare or pay or set apart for payment full dividends on any series of preferred stock ranking, as to dividends, equally with or junior to the Outstanding Preferred Stock unless we have previously declared and paid or set apart for payment full dividends on the Outstanding Preferred Stock for the most recently completed dividend period. When dividends are not paid in full on the Outstanding Preferred Stock and any series of preferred stock ranking equally as to dividends, all dividends upon the Outstanding Preferred Stock and such equally ranking series will be declared and paid pro rata.

With certain exceptions, unless we have paid or declared and set aside for payment full dividends on the Outstanding Preferred Stock for the most recently completed dividend period, we will not:

•	declare or make any dividend payment or distribution on any junior ranking stock, other than a dividend paid in junior ranking stock, or

•	redeem, purchase, otherwise acquire or set apart money for a sinking fund for the redemption of any junior or equally ranking stock, except by conversion into or exchange for junior ranking stock.

Rights Upon Liquidation. In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Outstanding Preferred Stock of each series will be entitled to receive liquidating distributions equal to the liquidation preference per share for such series, plus any declared and unpaid dividends, without accumulation of undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Outstanding Preferred Stock of such series.

Redemption. We may redeem each series of Outstanding Preferred Stock on the dates and at the redemption prices set forth below. In addition, we may redeem the Series O Preferred Stock, Series P Preferred Stock, Series Q Preferred Stock, Series R Preferred Stock, Series S Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock and Series BB Preferred Stock in whole, but not in part, at a redemption price equal to the liquidation preference per share for each such series of Outstanding Preferred Stock, plus any declared and unpaid dividends, following the occurrence of a capital treatment event. For these purposes, “capital treatment event” means the good faith determination by JPMorgan Chase that, as a result of any:

•

amendment to, or change or any announced prospective change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of such series of Outstanding Preferred Stock;

•	proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of such series of Outstanding Preferred Stock; or

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of such series of Outstanding Preferred Stock, there is more than an insubstantial risk that JPMorgan Chase will not be entitled to treat an amount equal to the full liquidation amount of all shares of such series of Outstanding Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of such series of Outstanding Preferred Stock is outstanding. Redemption of any Outstanding Preferred Stock is subject to our receipt of any required approvals from the Federal Reserve Board or any other regulatory authority.

Voting Rights. The Outstanding Preferred Stock has limited voting rights. Each share of Outstanding Preferred Stock has one vote whenever it is entitled to voting rights.

Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I

On April 23, 2008, we issued 600,000 shares of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, $1 par value, with a liquidation preference of $10,000 per share (the “Series I Preferred Stock”). Shares of the Series I Preferred Stock are represented by depositary shares, each representing a one-tenth interest in a share of preferred stock of the series.

Dividends. Dividends on the Series I Preferred Stock are payable when, as, and if declared by our board of directors or a duly authorized committee of our board, from the date of issuance to, but excluding, April 30, 2018 at a rate of 7.90% per annum, payable semi-annually, in arrears, on April 30 and October 30 of each year, beginning on October 30, 2008. From and including April 30, 2018, dividends will be paid when, as, and if declared by our board of directors or such committee thereof at a floating rate equal to three-month LIBOR plus a spread of 3.47% per annum, payable quarterly, in arrears, on January 30, April 30, July 30 and October 30 of each year. Dividends on the Series I Preferred Stock are neither mandatory nor cumulative.

Redemption. The Series I Preferred Stock may be redeemed on any dividend payment date on or after April 30, 2018, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends.

5.50% Non-Cumulative Preferred Stock, Series O

On August 27, 2012, we issued 125,750 shares of 5.50% Non-Cumulative Preferred Stock, Series O, $1 par value, with a liquidation preference of $10,000 per share (the “Series O Preferred Stock”). Shares of the Series O Preferred Stock are represented by depositary shares, each representing a 1/400th interest in a share of preferred stock of the series.

Dividends. Dividends on the Series O Preferred Stock are payable when, as, and if declared by our board of directors or a duly authorized committee of our board, at a rate of 5.50% per annum, payable quarterly, in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on December 1, 2012. Dividends on the Series O Preferred Stock are neither mandatory nor cumulative.

Redemption. The Series O Preferred Stock may be redeemed on any dividend payment date on or after September 1, 2017, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends. We may also redeem the Series O Preferred Stock following the occurrence of a “capital treatment event”, as described above.

5.45% Non-Cumulative Preferred Stock, Series P

On February 5, 2013, we issued 90,000 shares of 5.45% Non-Cumulative Preferred Stock, Series P, $1 par value, with a liquidation preference of $10,000 per share (the “Series P Preferred Stock”). Shares of the Series P Preferred Stock are represented by depositary shares, each representing a 1/400th interest in a share of preferred stock of the series.

Dividends. Dividends on the Series P Preferred Stock are payable when, as, and if declared by our board of directors or a duly authorized committee of our board, at a rate of 5.45% per annum, payable quarterly, in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on June 1, 2013. Dividends on the Series P Preferred Stock are neither mandatory nor cumulative.

Redemption. The Series P Preferred Stock may be redeemed on any dividend payment date on or after March 1, 2018, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends. We may also redeem the Series P Preferred Stock following the occurrence of a “capital treatment event”, as described above.

Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Q

On April 23, 2013, we issued 150,000 shares of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Q, $1 par value, with a liquidation preference of $10,000 per share (the “Series Q Preferred Stock”). Shares of the Series Q Preferred Stock are represented by depositary shares, each representing a one-tenth interest in a share of preferred stock of the series.

Dividends. Dividends on the Series Q Preferred Stock are payable when, as, and if declared by our board of directors or a duly authorized committee of our board, from the date of issuance to, but excluding, May 1, 2023 at a rate of 5.15% per annum, payable semi-annually, in arrears, on May 1 and November 1 of each year, beginning on November 1, 2013. From and including May 1, 2023, dividends will be paid when, as, and if declared by our board or such committee at a floating rate equal to three-month LIBOR plus a spread of 3.25% per annum, payable quarterly, in arrears, on February 1, May 1, August 1 and November 1 of each year, beginning on August 1, 2023. Dividends on the Series Q Preferred Stock are neither mandatory nor cumulative.

Redemption. The Series Q Preferred Stock may be redeemed on any dividend payment date on or after May 1, 2023, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends. We may also redeem the Series Q Preferred Stock following the occurrence of a “capital treatment event”, as described above.

Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series R

On July 29, 2013, we issued 150,000 shares of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series R, $1 par value, with a liquidation preference of $10,000 per share (the “Series R Preferred Stock”). Shares of the Series R Preferred Stock are represented by depositary shares, each representing a one-tenth interest in a share of preferred stock of the series.

Dividends. Dividends on the Series R Preferred Stock are payable when, as, and if declared by our board of directors or a duly authorized committee of our board, from the date of issuance to, but excluding, August 1, 2023 at a rate of 6.00% per annum, payable semi-annually, in arrears, on February 1 and August 1 of each year, beginning on February 1, 2014. From and including August 1, 2023, dividends will be paid when, as, and if declared by our board or such committee at a floating rate equal to three-month LIBOR plus a spread of 3.30% per annum, payable quarterly, in arrears, on February 1, May 1, August 1 and November 1 of each year, beginning on November 1, 2023. Dividends on the Series R Preferred Stock are neither mandatory nor cumulative.

Redemption. The Series R Preferred Stock may be redeemed on any dividend payment date on or after August 1, 2023, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends. We may also redeem the Series R Preferred Stock following the occurrence of a “capital treatment event”, as described above.

Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S

On January 22, 2014, we issued 200,000 shares of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S, $1 par value, with a liquidation preference of $10,000 per share (the “Series S Preferred Stock”). Shares of the Series S Preferred Stock are represented by depositary shares, each representing a one-tenth interest in a share of preferred stock of the series.

Dividends. Dividends on the Series S Preferred Stock are payable when, as, and if declared by our board of directors or a duly authorized committee of our board, from the date of issuance to, but excluding, February 1, 2024 at a rate of 6.750% per annum, payable semi-annually in arrears, on February 1 and August 1 of each year, beginning on February 1, 2014. From and including February 1, 2024, dividends will be paid when, as, and if declared by our board or such committee at a floating rate equal to three-month LIBOR plus a spread of 3.78% per annum, payable quarterly in arrears, on February 1, May 1, August 1 and November 1 of each year, beginning on May 1, 2024. Dividends on the Series S Preferred Stock are neither mandatory nor cumulative.

Redemption. The Series S Preferred Stock may be redeemed on any dividend payment date on or after February 1, 2024, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends. We may also redeem the Series S Preferred Stock following the occurrence of a “capital treatment event,” as described above.

6.70% Non-Cumulative Preferred Stock, Series T

On January 30, 2014 and February 6, 2014, we issued an aggregate of 92,500 shares of 6.70% Non-Cumulative Preferred Stock, Series T, $1 par value, with a liquidation preference of $10,000 per share (the “Series T Preferred Stock”). Shares of the Series T Preferred Stock are represented by depositary shares, each representing a 1/400th interest in a share of preferred stock of the series.

Dividends. Dividends on the Series T Preferred Stock are payable when, as, and if declared by our board of directors or a duly authorized committee of our board, at a rate of 6.70% per annum, payable quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on June 1, 2014. Dividends on the Series T Preferred Stock are neither mandatory nor cumulative.

Redemption. The Series T Preferred Stock may be redeemed on any dividend payment date on or after March 1, 2019, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends. We may also redeem the Series T Preferred Stock following the occurrence of a “capital treatment event,” as described above.

Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U

On March 10, 2014, we issued 100,000 shares of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, $1 par value, with a liquidation preference of $10,000 per share (the “Series U Preferred Stock”). Shares of the Series U Preferred Stock are represented by depositary shares, each representing a one-tenth interest in a share of preferred stock of the series.

Dividends. Dividends on the Series U Preferred Stock are payable when, as, and if declared by our board of directors or a duly authorized committee of our board, from the date of issuance to, but excluding, April 30, 2024 at a rate of 6.125% per annum, payable semi-annually in arrears, on April 30 and October 30 of each year, beginning on October 30, 2014. From and including April 30, 2024, dividends will be paid when, as, and if declared by our board or such committee at a floating rate equal to three-month LIBOR plus a spread of 3.33% per annum, payable quarterly in arrears, on January 30, April 30, July 30 and October 30 of each year, beginning on July 30, 2024. Dividends on the Series U Preferred Stock are neither mandatory nor cumulative.

Redemption. The Series U Preferred Stock may be redeemed on any dividend payment date on or after April 30, 2024, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends. We may also redeem the Series U Preferred Stock following the occurrence of a “capital treatment event,” as described above.

Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V

On June 9, 2014, we issued 250,000 shares of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, $1 par value, with a liquidation preference of $10,000 per share (the “Series V Preferred Stock”). Shares of the Series V Preferred Stock are represented by depositary shares, each representing a one-tenth interest in a share of preferred stock of the series.

Dividends. Dividends on the Series V Preferred Stock are payable when, as, and if declared by our board of directors or a duly authorized committee of our board, from the date of issuance to, but excluding, July 1, 2019 at a rate of 5.00% per annum, payable semi-annually in arrears, on January 1 and July 1 of each year, beginning on January 1, 2015. From and including July 1, 2019, dividends will be paid when, as, and if declared by our board or such committee at a floating rate equal to three-month LIBOR plus a spread of 3.32% per annum, payable quarterly in arrears, on January 1, April 1, July 1 and October 1 of each year, beginning on October 1, 2019. Dividends on the Series V Preferred Stock are neither mandatory nor cumulative.

Redemption. The Series V Preferred Stock may be redeemed on any dividend payment date on or after July 1, 2019, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends. We may also redeem the Series V Preferred Stock following the occurrence of a “capital treatment event,” as described above.

6.30% Non-Cumulative Preferred Stock, Series W

On June 23, 2014 and June 27, 2014, we issued an aggregate of 88,000 shares of 6.30% Non-Cumulative Preferred Stock, Series W, $1 par value, with a liquidation preference of $10,000 per share (the “Series W Preferred Stock”). Shares of the Series W Preferred Stock are represented by depositary shares, each representing a 1/400th interest in a share of preferred stock of the series.

Dividends. Dividends on the Series W Preferred Stock are payable when, as, and if declared by our board of directors or a duly authorized committee of our board, at a rate of 6.30% per annum, payable quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2014. Dividends on the Series W Preferred Stock are neither mandatory nor cumulative.

Redemption. The Series W Preferred Stock may be redeemed on any dividend payment date on or after September 1, 2019, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends. We may also redeem the Series W Preferred Stock following the occurrence of a “capital treatment event,” as described above.

Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X

On September 23, 2014, we issued 160,000 shares of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, $1 par value, with a liquidation preference of $10,000 per share (the “Series X Preferred Stock”). Shares of the Series X Preferred Stock are represented by depositary shares, each representing a one-tenth interest in a share of preferred stock of the series.

Dividends. Dividends on the Series X Preferred Stock are payable when, as, and if declared by our board of directors or a duly authorized committee of our board, from the date of issuance to, but excluding, October 1, 2024 at a rate of 6.10% per annum, payable semi-annually in arrears, on April 1 and October 1 of each year, beginning on April 1, 2015. From and including October 1, 2024, dividends will be paid when, as, and if declared by our board or such committee at a floating rate equal to three-month LIBOR plus a spread of 3.33% per annum, payable quarterly in arrears, on January 1, April 1, July 1 and October 1 of each year, beginning on January 1, 2025. Dividends on the Series X Preferred Stock are neither mandatory nor cumulative.

Redemption. The Series X Preferred Stock may be redeemed on any dividend payment date on or after October 1, 2024, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends. We may also redeem the Series X Preferred Stock following the occurrence of a “capital treatment event,” as described above.

6.125% Non-Cumulative Preferred Stock, Series Y

On February 12, 2015, we issued an aggregate of 143,000 shares of 6.125% Non-Cumulative Preferred Stock, Series Y, $1 par value, with a liquidation preference of $10,000 per share (the “Series Y Preferred Stock”). Shares of the Series Y Preferred Stock are represented by depositary shares, each representing a 1/400th interest in a share of preferred stock of the series.

Dividends. Dividends on the Series Y Preferred Stock are payable when, as, and if declared by our board of directors or a duly authorized committee of our board, at a rate of 6.125% per annum, payable quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on June 1, 2015. Dividends on the Series Y Preferred Stock are neither mandatory nor cumulative.

Redemption. The Series Y Preferred Stock may be redeemed on any dividend payment date on or after March 1, 2020, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends. We may also redeem the Series Y Preferred Stock following the occurrence of a “capital treatment event,” as described above.

Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z

On April 21, 2015, we issued 200,000 shares of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, $1 par value, with a liquidation preference of $10,000 per share (the “Series Z Preferred Stock”). Shares of the Series Z Preferred Stock are represented by depositary shares, each representing a one-tenth interest in a share of preferred stock of the series.

Dividends. Dividends on the Series Z Preferred Stock are payable when, as, and if declared by our board of directors or a duly authorized committee of our board, from the date of issuance to, but excluding, May 1, 2020 at a rate of 5.30% per annum, payable semi-annually in arrears, on May 1 and November 1 of each year, beginning on November 1, 2015. From and including May 1, 2020, dividends will be paid when, as, and if declared by our board or such committee at a floating rate equal to three-month LIBOR plus a spread of 3.80% per annum, payable quarterly in arrears, on February 1, May 1, August 1 and November 1 of each year, beginning on August 1, 2020. Dividends on the Series Z Preferred Stock are neither mandatory nor cumulative.

Redemption. The Series Z Preferred Stock may be redeemed on any dividend payment date on or after May 1, 2020, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends. We may also redeem the Series Z Preferred Stock following the occurrence of a “capital treatment event,” as described above.

6.10% Non-Cumulative Preferred Stock, Series AA

On June 4, 2015, we issued an aggregate of 142,500 shares of 6.10% Non-Cumulative Preferred Stock, Series AA, $1 par value, with a liquidation preference of $10,000 per share (the “Series AA Preferred Stock”). Shares of the Series AA Preferred Stock are represented by depositary shares, each representing a 1/400th interest in a share of preferred stock of the series.

Dividends. Dividends on the Series AA Preferred Stock are payable when, as, and if declared by our board of directors or a duly authorized committee of our board, at a rate of 6.10% per annum, payable quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2015. Dividends on the Series AA Preferred Stock are neither mandatory nor cumulative.

Redemption. The Series AA Preferred Stock may be redeemed on any dividend payment date on or after September 1, 2020, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends. We may also redeem the Series AA Preferred Stock following the occurrence of a “capital treatment event,” as described above.

6.15% Non-Cumulative Preferred Stock, Series BB

On July 29, 2015, we issued an aggregate of 115,000 shares of 6.15% Non-Cumulative Preferred Stock, Series BB, $1 par value, with a liquidation preference of $10,000 per share (the “Series BB Preferred Stock”). Shares of the Series BB Preferred Stock are represented by depositary shares, each representing a 1/400th interest in a share of preferred stock of the series.

Dividends. Dividends on the Series BB Preferred Stock are payable when, as, and if declared by our board of directors or a duly authorized committee of our board, at a rate of 6.15% per annum, payable quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on December 1, 2015. Dividends on the Series BB Preferred Stock are neither mandatory nor cumulative.

Redemption. The Series BB Preferred Stock may be redeemed on any dividend payment date on or after September 1, 2020, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends. We may also redeem the Series BB Preferred Stock following the occurrence of a “capital treatment event,” as described above.

DESCRIPTION OF DEPOSITARY SHARES

General. We may, at our option, elect to offer depositary shares representing fractional interests in shares of preferred stock. If we do, we will arrange the issuance by a depositary of receipts for depositary shares, and each of those depositary shares will represent a fractional interest in a share of a particular series of preferred stock. We will specify that fractional interest in the applicable prospectus supplement.

The shares of any series of preferred stock underlying the depositary shares offered by use of this prospectus and an applicable prospectus supplement will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in the share of preferred stock underlying that depositary share, to all the powers, preferences and rights of the preferred stock underlying that depositary share, in proportion to the applicable fractional interest in a share of the preferred stock which those depositary shares represent. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares offered by use of this prospectus and an applicable prospectus supplement will be evidenced by depositary receipts issued under the deposit agreement. The depositary will issue depositary receipts to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that are filed as exhibits to the registration statement.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of related depositary receipts in proportion to the number of depositary shares owned by those holders.

If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution as nearly as practicable in proportion to the number of depositary shares held by each holder, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds from the sale to the applicable holders of the depositary receipts.

Redemption of Depositary Shares. Upon redemption, in whole or in part, of shares of any series of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock.

Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares representing that preferred stock. Each record holder of those depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder’s depositary shares. The depositary will try, to the extent practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement. We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time regarding any depositary shares offered by use of this prospectus and an applicable prospectus supplement. However, any amendment that materially and adversely alters the rights of the holders of depositary shares or would be materially and adversely inconsistent with the rights granted to holders of the underlying preferred stock pursuant to our certificate of incorporation will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares offered by use of this prospectus and an applicable prospectus supplement. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes and governmental charges and other charges with respect to their depositary receipts as expressly provided in the deposit agreement.

Resignation and Removal of Depositary. The depositary for the depositary shares offered by use of this prospectus and an applicable prospectus supplement may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal.

Miscellaneous. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performing in good faith our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons we believe to be competent, and on documents we believe to be genuine.

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we are authorized to issue up to 9,000,000,000 shares of common stock. As of September 30, 2015, we had 4,104,933,895 shares of common stock issued (excluding 423,804,118 shares held in treasury).

The following summary is not complete. You should refer to the applicable provisions of our certificate of incorporation and to the DGCL for a complete statement of the terms and rights of our common stock.

Dividends. Holders of common stock are entitled to receive dividends if, as and when declared by our board of directors out of funds legally available for payment, subject to the rights of holders of our preferred stock.

Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock under its applicable certificate of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Holders of shares of our common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares will not be able to elect any directors.

Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share equally in any of our assets available for distribution after we have paid in full all of our debts and after the holders of all series of our outstanding preferred stock have received their liquidation preferences in full.

Miscellaneous. The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights or to the benefit of any sinking funds. Our common stock is not convertible into shares of any other class of our capital stock. Computershare Inc is the transfer agent, registrar and dividend disbursement agent for our common stock.

DESCRIPTION OF SECURITIES WARRANTS

We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. We may issue securities warrants independently or together with debt securities, preferred stock, common stock or other securities, other property or any combination of those securities in the form of units. Each series of securities warrants will be issued under a separate securities warrant agreement to be entered into between us and a bank or trust company (which may be the Bank), as warrant agent. The warrant agent will act solely as our agent under the applicable securities warrant agreement and will not assume any obligation to, or relationship of agency or trust for or with, any registered holders or beneficial owners of securities warrants. This summary of certain provisions of the securities warrants and the securities warrant agreement is not complete. You should refer to the securities warrant agreement relating to the specific securities warrants being offered, including the forms of securities warrant certificates representing those securities warrants, for the complete terms of the securities warrant agreement and the securities warrants. Forms of those documents are filed as exhibits to the registration statement.

Each securities warrant will entitle the holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the prospectus supplement. We will also specify in the prospectus supplement the place or places where, and the manner in which, securities warrants may be exercised. After the close of business on the expiration date of the securities warrants, unexercised securities warrants will become void.

Prior to the exercise of any securities warrants, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock, as the case may be, that may be purchased upon exercise of those securities warrants, including, (1) in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, and premium, if any, or interest, if any, on those debt securities or to enforce covenants in the senior indenture or subordinated indenture, as the case may be, or (2) in the case of securities warrants for the purchase of preferred stock or common stock, the right to receive payments of dividends, if any, on that preferred stock or common stock or to exercise any applicable right to vote.

DESCRIPTION OF CURRENCY WARRANTS

We have described below certain general terms and provisions of the currency warrants that we may offer. We will describe the particular terms of the currency warrants and the extent, if any, to which the general provisions described below do not apply to the currency warrants offered in the applicable prospectus supplement. The following summary is not complete. You should refer to the currency warrants and the currency warrant agreement relating to the specific currency warrants being offered for the complete terms of those currency warrants. Forms of those documents are filed as exhibits to the registration statement.

We will issue each issue of currency warrants under a currency warrant agreement to be entered into between us and a bank or trust company (which may be the Bank), as warrant agent. The warrant agent will act solely as our agent under the applicable currency warrant agreement and will not assume any obligation to, or relationship of agency or trust for or with, any holders of currency warrants.

We may issue currency warrants either in the form of:

•

currency put warrants, which entitle the holders to receive from us the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or composite currency (the “designated currency”) for a specified amount of U.S. dollars; or

•

currency call warrants, which entitle the holders to receive from us the cash settlement value in U.S. dollars of the right to purchase a specified amount of a designated currency for a specified amount of U.S. dollars.

As a prospective purchaser of currency warrants, you should be aware of special United States federal income tax considerations applicable to instruments such as the currency warrants. The prospectus supplement relating to each issue of currency warrants will describe those tax considerations.

Unless otherwise specified in the applicable prospectus supplement, we will issue the currency warrants in the form of global currency warrant certificates, registered in the name of a depositary or its nominee. See “Book-Entry Issuance” below.

Each issue of currency warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of that issue of currency warrants. In the event that the currency warrants are delisted from, or permanently suspended from trading on, the applicable national securities exchange, the expiration date for those currency warrants will be the date the delisting or trading suspension becomes effective, and currency warrants not previously exercised will be deemed automatically exercised on that expiration date. The applicable currency warrant agreement will contain a covenant from us that we will not seek to delist the currency warrants or suspend their trading on the applicable national securities exchange unless we have concurrently arranged for listing on another national securities exchange.

Currency warrants involve a high degree of risk, including risks arising from fluctuations in the price of the underlying currency, foreign exchange risks and the risk that the currency warrants will expire worthless. Further, the cash settlement value of currency warrants at any time prior to exercise or expiration may be less than the trading value of the currency warrants. The trading value of the currency warrants will fluctuate because that value is dependent, at any time, on a number of factors, including the time remaining to exercise the currency warrants, the relationship between the exercise price of the currency warrants and the price of the designated currency, and the exchange rate associated with the designated currency. Because currency warrants are unsecured obligations of JPMorgan Chase, changes in our perceived creditworthiness may also be expected to affect the trading prices of currency warrants. Finally, the amount of actual cash settlement of a currency warrant may vary as a result of fluctuations in the price of the designated currency between the time you give instructions to exercise the currency warrant and the time the exercise is actually effected.

As a prospective purchaser of currency warrants you should be prepared to sustain a loss of some or all of the purchase price of your currency warrants. You should also be experienced with respect to options and option transactions and should reach an investment decision only after careful consideration with your advisers of the suitability of the currency warrants in light of your particular financial circumstances. You should also consider the information set forth under “Risk Factors” in the prospectus supplement relating to the particular issue of currency warrants being offered and to the other information regarding the currency warrants and the designated currency set forth in the prospectus supplement.

DESCRIPTION OF UNITS

We may issue units that will consist of any combination of debt securities, preferred stock, common stock and warrants issued by us, depositary shares representing preferred stock issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property. We may issue units in one or more series, which will be described in the applicable prospectus supplement. Each series of units will be issued under a separate unit agreement to be entered into between us and a bank or trust company (which may be the Bank), as unit agent. The below summary of certain provisions of the units and unit agreements is not complete. You should refer to the unit agreement for the complete terms of the unit agreement and the units. Forms of those documents will be filed as exhibits to or incorporated by reference in the registration statement.

Unless otherwise specified in the applicable prospectus supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will describe the particular terms of any series of units being offered in the prospectus supplement relating to that series of units. Those terms may include:

•

the designation and the terms of the units and any combination of debt securities, preferred stock, common stock and warrants issued by us, depositary shares representing preferred stock issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting the units, including and whether and under what circumstances the debt securities, preferred stock, common stock and warrants issued by us, depositary shares representing preferred stock issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other securities may be traded separately;

•	any additional terms of the governing unit agreement;

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, common stock and warrants issued by us, depositary shares representing preferred stock issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting the units; and

•	any applicable U.S. federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock,” “Description of Securities Warrants” and “Description of Currency Warrants” will apply to each unit and to any debt securities, preferred stock, common stock or warrants issued by us, depositary shares representing preferred stock issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property included in each unit, unless otherwise specified in the applicable prospectus supplement.

An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency.

BOOK-ENTRY ISSUANCE

We may issue series of any securities as global securities and deposit them with a depositary with respect to that series for settlement and clearance through a book-entry settlement system, as indicated in the applicable prospectus supplement. The following is a summary of the depositary arrangements applicable to securities issued in permanent global form and for which The Depository Trust Company (“DTC”) will act as depositary (the “global securities”).

Each global security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global securities will not be exchangeable for certificated securities.

Only institutions that have accounts with DTC or its nominee (“DTC participants”) or persons that may hold interests through DTC participants may own beneficial interests in a global security. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global securities and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global security.

DTC has advised us that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or number of shares represented by that global security to the accounts of DTC participants.

We will make payments on securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those securities. DTC has advised us that upon receipt of any payment on a global security, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global security held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

None of JPMorgan Chase, the trustees or any of our respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

A global security is exchangeable for certificated securities registered in the name of a person other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or DTC ceases to be registered under the Securities Exchange Act of 1934;

•	we determine in our discretion that the global security will be exchangeable for certificated securities in registered form; or

•

if applicable to the particular type of security, there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the securities.

Any global security that is exchangeable as described in the preceding sentence will be exchangeable in whole for certificated securities in registered form, and, in the case of global debt securities, of like tenor and of an equal aggregate principal amount as the global security, in denominations of $1,000 and integral multiples of $1,000 (or in denominations and integral multiples as otherwise specified in the applicable prospectus supplement). The registrar for the securities will register the certificated securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global security. In the case of global debt securities, we will make payment of any principal and interest on the certificated securities and will register transfers and exchanges of those certificated securities at the corporate trust office of The Bank of New York Mellon. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the securities.

Except as provided above, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securities in certificated form and will not be considered a holder of securities for any purpose under either of the indentures. No global security will be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global security or the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the securities or the indentures, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934.

If specified in the applicable prospectus supplement, investors may elect to hold interests in the global securities deposited with DTC outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the prospectus supplement, The Bank of New York Mellon will act as depositary for each of Clearstream and Euroclear.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants.

Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in a prospectus supplement with respect to a particular series of global securities, initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the global securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Special Provisions Relating to Certain Foreign Currency Securities

If specified in the applicable prospectus supplement, book-entry securities denominated in currencies other than U.S. dollars may be held directly through participants in the systems of Clearstream or Euroclear, or indirectly through organizations that are participants in such systems. Such securities will be issued in the form of one or more global certificates (the “international global securities”), which will be registered in the name of a nominee for, and shall be deposited with, a common depositary for Clearstream and/or Euroclear. If a particular tranche or series of securities is issued utilizing both a global security and an international global security, in order to allow transfers between account holders utilizing the different book-entry systems the registrar will adjust the amounts of the global securities on the register for the accounts of the nominees for the respective systems.

Unless otherwise specified in the applicable prospectus supplement, with respect to an international global security, distributions of principal and interest for a global debt security and dividends for a global equity security will be credited, in the specified currency, to the extent received by Clearstream or Euroclear, to the cash accounts of Clearstream or Euroclear customers in accordance with the relevant system’s rules and procedures. If the prospectus supplement provides for both a global security and an international global security or if a beneficial interest in a global security is held by a participant in Clearstream or Euroclear, then a holder of a beneficial interest in a global security will receive all payments in U.S. dollars in accordance with DTC’s rules and procedures, unless it has, or participants through which it holds its beneficial interest have, made other arrangements.

Relationship of Accountholders with Clearing Systems

Unless otherwise specified in the applicable prospectus supplement, each of the persons shown in the records of Clearstream, Euroclear or any other clearing system as the holder of the securities represented by the global securities must look solely to Clearstream or Euroclear for such holder’s share of each payment made by or on behalf of JPMorgan Chase to Clearstream or Euroclear, and in relation to all other rights arising under the global securities, subject to and in accordance with the respective rules and procedures of Clearstream or Euroclear. Such persons shall have no claim directly against JPMorgan Chase in respect of payments due on the securities for so long as the securities are represented by global securities and such obligations of JPMorgan Chase will be discharged by payment to Clearstream or Euroclear in respect of each amount so paid.

PLAN OF DISTRIBUTION

We may sell the debt securities, preferred stock, depositary shares, common stock, securities warrants, currency warrants or units being offered by use of this prospectus and an applicable prospectus supplement:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

If we utilize underwriters in an offering of securities using this prospectus, we will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased, other than securities subject to an underwriter’s overallotment option. Underwriters may sell those securities to or through dealers. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time. If we utilize underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

If we utilize a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

We may also use this prospectus to offer and sell securities through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

Underwriters, dealers or agents participating in a distribution of securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from us or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

We may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriters, dealers, agents or their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Our direct or indirect wholly-owned subsidiaries, including J.P. Morgan Securities LLC, may use this prospectus and the applicable prospectus supplement in connection with offers and sales of securities in the secondary market. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

We may also use this prospectus to directly solicit offers to purchase securities. Except as set forth in the applicable prospectus supplement, none of our directors, officers, or employees nor those of our bank subsidiaries will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

Conflicts of Interest

We own directly or indirectly all the outstanding equity securities of J.P. Morgan Securities LLC. The underwriting arrangements for any offering pursuant to this prospectus will comply with the requirements of Rule 5121 of the regulations of FINRA regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 5121, J.P. Morgan Securities LLC may not make sales pursuant to this prospectus to any discretionary account without the prior approval of the customer.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of JPMorgan Chase for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of JPMorgan Chase for the three-month periods ended March 31, 2015 and 2014, for the three-month and six-month periods ended June 30, 2015 and 2014 and for the three-month and nine-month periods ended September 30, 2015 and 2014 incorporated in this prospectus by reference to the Quarterly Report on Form 10-Q of JPMorgan Chase for the quarter ended March 31, 2015 filed with the SEC on May 5, 2015, the Quarterly Report on Form 10-Q of JPMorgan Chase for the quarter ended June 30, 2015 filed with the SEC on August 3, 2015 and the Quarterly Report on Form 10-Q of JPMorgan Chase for the quarter ended September 30, 2015 filed with the SEC on November 2, 2015, respectively, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 5, 2015, August 3, 2015 and November 2, 2015, also incorporated by reference in this prospectus, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

LEGAL OPINIONS

Simpson Thacher & Bartlett LLP, New York, New York, will provide an opinion for us regarding the validity of the offered securities and Cravath, Swaine & Moore LLP, New York, New York, will provide such an opinion for the underwriters. Cravath, Swaine & Moore LLP acts as legal counsel to us and our subsidiaries in a substantial number of matters on a regular basis.

Prospectus addendum

Debt Securities

Preferred Stock

Depositary Shares

Warrants

Units

Purchase Contracts

CHASE CAPITAL II

CHASE CAPITAL III

CHASE CAPITAL VI

J.P. MORGAN CHASE CAPITAL XIII

JPMORGAN CHASE CAPITAL XXI

JPMORGAN CHASE CAPITAL XXIII

BANK ONE CAPITAL III

FIRST CHICAGO NBD CAPITAL I

Preferred Securities and Capital Securities

fully and unconditionally guaranteed by

JPMORGAN CHASE & CO.

Affiliates of JPMorgan Chase & Co., including J.P. Morgan Securities LLC, may use this prospectus addendum in connection with offers and sales in the secondary market of the debt securities, preferred stock, depositary shares, warrants, units, purchase contracts, preferred securities, capital securities or guarantees referenced herein. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to prevailing market prices at the time of sale.

These securities have not been approved by the Securities and Exchange Commission (the “SEC”) or any state securities commission, nor have these organizations determined that this prospectus addendum is accurate or complete. Any representation to the contrary is a criminal offense.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus addendum or any supplement to this prospectus addendum. We have not authorized anyone to provide you with any other information.

Neither we nor any of our affiliates is making an offer of securities in any state or jurisdiction where the offer is not permitted.

This prospectus addendum is dated February 19, 2016.

You should not assume that the information contained or incorporated in this prospectus addendum and any supplement to this prospectus addendum is accurate as of any date other than its date.

WHERE YOU CAN FIND MORE INFORMATION

ABOUT JPMORGAN CHASE

JPMorgan Chase & Co. (“JP Morgan Chase” or the “Firm”) files annual, quarterly and current reports, proxy statements and other information with the SEC. JPMorgan Chase’s SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov. JPMorgan Chase’s filings can also be inspected and printed or copied, for a fee, at the SEC’s public reference room, 100 F Street N.E., Washington, D.C. 20549, or you can contact that office by phone: (800) SEC-0330. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Such documents, reports and information are also available on our website: http://www.jpmorgan.com. Information on our website does not constitute part of this prospectus addendum or any prospectus or accompanying prospectus supplement.

The SEC allows JPMorgan Chase to “incorporate by reference” into this prospectus addendum the information in documents it files with the SEC, which means that JPMorgan Chase can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus addendum, and later information that JPMorgan Chase files with the SEC will update and supersede this information.

JPMorgan Chase incorporates by reference (i) the documents listed below and (ii) any future filings it makes with the SEC after the date of this prospectus addendum under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until its offering is completed, other than, in each case, those documents or the portions of those documents which are furnished and not filed:

(a) JPMorgan Chase’s Annual Report on Form 10-K for the year ended December 31, 2014;

(b) JPMorgan Chase’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015;

(c) JPMorgan Chase’s Current Reports on Form 8-K filed on January 2, 2015, January 14, 2015, January 23, 2015, February 12, 2015, February 17, 2015, February 27, 2015, March 6, 2015, March 11, 2015, March 20, 2015, March 24, 2015, April 1, 2015, April 3, 2015, April 14, 2015, April 21, 2015, May 6, 2015, May 14, 2015, May 20, 2015, May 22, 2015, May 29, 2015, June 4, 2015, June 16, 2015, June 23, 2015, July 1, 2015, July 14, 2015, July 21, 2015, July 29, 2015, August 5, 2015, September 25, 2015, October 2, 2015, October 13, 2015, October 16, 2015, October 26, 2015 (other than information furnished pursuant to Item 7.01), October 29, 2015, November 13, 2015, January 4, 2016, January 14, 2016, January 21, 2016, January 26, 2016 (two filings) and February 12, 2016.

(d) Any Registration Statement on Form 8-A relating to any securities covered by this prospectus addendum.

You may request a copy of these filings, at no cost, by writing to or telephoning JPMorgan Chase at the following address:

Office of the Secretary

JPMorgan Chase & Co.

270 Park Avenue

New York, New York 10017

212-270-6000

You should rely only on the information provided or incorporated by reference in this prospectus addendum or any prospectus or prospectus supplement. We have not authorized anyone to provide you with any other information. Neither we nor any of our affiliates is making an offer of securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus addendum or any prospectus or prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

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JPMORGAN CHASE & CO.

JPMorgan Chase & Co., which we refer to as “JPMorgan Chase,” “we” or “us,” is a financial holding company incorporated under Delaware law in 1968. We are a leading global financial services firm and one of the largest banking institutions in the United States, with operations worldwide. JPMorgan Chase had $2.4 trillion in assets and $247.6 billion in total stockholders’ equity as of December 31, 2015. To find out how to obtain more information about us, see “Where You Can Find More Information About JPMorgan Chase” on page 1 of this prospectus addendum.

Our principal executive offices are located at 270 Park Avenue, New York, New York 10017 and our telephone number is (212) 270-6000.

THE TRUSTS

Each of the trusts listed on the cover page of this prospectus addendum, which we refer to herein as the “Trusts”, is a statutory trust organized under Delaware law. Additional information with respect to such Trusts may be found in the prospectuses with respect to the preferred securities issued by such Trusts referred to below and incorporated by reference herein.

DESCRIPTION OF SECURITIES

The outstanding securities being offered by use of this prospectus addendum consist of debt securities, preferred stock, depositary shares, warrants, units, purchase contracts, preferred securities, capital securities and guarantees previously registered under the following registration statements of JPMorgan Chase, the Trusts or predecessor companies of JPMorgan Chase: 333-177923, 333-169900, 333-128506, 333-117770, 333-52826, 333-152214, 333-155535, 333-146731, 333-117775, 333-107207, 333-71876, 333-94393, 333-130051, 333-14959, 333-14959-02, 333-14959-03, 333-37567, 333-37567-03, 333-68500, 333-68500-02, 333-68500-03, 333-68500-04, 333-117785, 333-117785-01, 333-117785-02, 333-117785-03, 333-117785-04, 333-117785-05, 333-126750, 333-126750-01, 333-126750-02, 333-126750-03, 333-126750-04, 333-126750-05, 333-126750-06, 333-126750-07, 333-146220, 333-146220-01, 333-146220-02, 333-146220-04, 333-146220-05, 333-146220-06, 333-146220-07, 333-146220-08, 333-116775, 333-116775-02, 333-116771, 333-116771-03, 333-116773, 333-116773-01, 333-80903, 33-58144, 333-70639, 33-49965, 33-64261, 33-45651, 33-64193, 333-37315, 333-51961, 33-60807, 33-64195, 33-35971, 333-22413, 333-38387, 33-26890, 333-38756, 333-70940, 33-65904, 333-15649, 333-47022, 333-136666, 333-121744, 333-109793, 333-104455, 333-136599, 333-83049, 333-76894, 333-66861, 333-61437, 333-52902, 333-43565 and 33-50393. The descriptions of the securities being offered hereby are contained in the prospectuses and supplements thereto pursuant to which such securities were initially offered that are contained in or deemed a part of the registration statements referred to above. The instruments governing such securities and other exhibits in respect of such securities were filed as exhibits or incorporated by reference in such registration statements. Such descriptions and exhibits are incorporated by reference into this prospectus addendum; except that information contained in such prospectuses and supplements thereto that (i) constitutes a description of JPMorgan Chase & Co. or any of its predecessors or (ii) incorporates by reference any information contained in our current or periodic reports filed with the SEC, are superseded by the information in this prospectus addendum.

PLAN OF DISTRIBUTION

This prospectus addendum may be used by affiliates of JPMorgan Chase, including J.P. Morgan Securities LLC, in connection with offers and sales related to market-making transactions in the debt securities, preferred stock, depositary shares, warrants, units, purchase contracts or guarantees of JPMorgan Chase and preferred

2

securities and capital securities of the Trusts referred to above. These affiliates of JPMorgan Chase may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. JPMorgan Chase will not receive any of the proceeds of such sales. These affiliates of JPMorgan Chase do not have any obligation to make a market in the debt securities, preferred stock, depositary shares, warrants, units, purchase contracts or guarantees of JPMorgan Chase or preferred securities or capital securities of the Trusts, and may discontinue their market-making activities at any time with notice, in their sole discretion.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus addendum by reference to the Annual Report on Form 10-K of JPMorgan Chase for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of JPMorgan Chase for the three-month periods ended March 31, 2015 and 2014, for the three-month and six-month periods ended June 30, 2015 and 2014 and for the three-month and nine-month periods ended September 30, 2015 and 2014 incorporated in this prospectus addendum by reference to the Quarterly Report on Form 10-Q of JPMorgan Chase for the quarter ended March 31, 2015 filed with the SEC on May 5, 2015, the Quarterly Report on Form 10-Q of JPMorgan Chase for the quarter ended June 30, 2015 filed with the SEC on August 3, 2015 and the Quarterly Report on Form 10-Q of JPMorgan Chase for the quarter ended September 30, 2015 filed with the SEC on November 2, 2015, respectively, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 5, 2015, August 3, 2015 and November 2, 2015, also incorporated by reference in this prospectus addendum, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

Estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting compensation are as follows:

Registration fee — Securities and Exchange Commission	$(4,028,000)
Attorneys’ fees and expenses	(350,000)	*
Accountants’ fees and expenses	(150,000)	*
Printing and engraving expenses	(150,000)	*
Rating agency fees	(100,000)	*
Trustee fees	(100,000)	*
Financial Industry Regulatory Authority, Inc. fee	(75,500)
Miscellaneous expenses	(75,500)	*

Total	$(5,029,000)

*	Estimated

ITEM 15.	Indemnification of Directors and Officers.

Pursuant to the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The certificate of incorporation of JPMorgan Chase & Co. (“JPMorgan Chase”) provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of JPMorgan Chase shall be personally liable to JPMorgan Chase or its stockholders for monetary damages for breach of fiduciary duty as a director.

JPMorgan Chase’s certificate of incorporation empowers JPMorgan Chase to indemnify any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

JPMorgan Chase’s certificate of incorporation also empowers JPMorgan Chase by action of its board of directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not JPMorgan Chase would have the power or be required to indemnify any such person under the terms of any agreement or by-law or the DGCL.

In addition, JPMorgan Chase’s by-laws require JPMorgan Chase to indemnify, to the fullest extent permitted under applicable law, as from time to time in effect, any person who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including without limitation, any action, suit or proceeding by or in the right of JPMorgan Chase to procure a judgment in its favor, but excluding any action, suit, or proceeding, or part thereof, brought by such person against JPMorgan Chase or any of its affiliates unless consented to by JPMorgan Chase) (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, or employee of JPMorgan Chase, or is or was serving at the request of JPMorgan Chase as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding (or part thereof). The by-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the by-laws and entitle the persons to be indemnified to receive payment in advance of any expenses incurred in connection with such proceeding, consistent with the provisions of applicable law, as from time to time in effect. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the by-laws, which right of indemnification and of advancement of expenses is not exclusive of any other rights to which a person seeking indemnification may otherwise be entitled under any statute, by-law agreement, vote or otherwise.

JPMorgan Chase’s by-laws also provide that JPMorgan Chase may enter into contracts with any director, officer or employee of JPMorgan Chase in furtherance of the indemnification provisions in the by-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

Lastly, JPMorgan Chase’s by-laws also provide that any repeal or modification of the indemnification rights provided in the by-laws shall not adversely affect any right or protection thereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the certificate of incorporation and by-laws of JPMorgan Chase.

.ITEM 16.	Exhibits

Exhibit Number	Document Description
1.1	Form of Debt Securities Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form S-3 (File No. 333-146731) of JPMorgan Chase & Co.).

1.2	Form of Equity Securities Underwriting Agreement (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3 (File No. 333-169900) of JPMorgan Chase & Co.).

1.3	Form of Master Agency Agreement.**

4.1	Form of Certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.2	Form of Certificate of Designations for Preferred Stock.**

4.3	Form of Deposit Agreement.**

4.4	Form of Depositary Receipt representing Depositary Shares, included in Exhibit 4.3 hereto.

4.5	Form of Debt Securities Warrant Agreement (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.6	Form of Preferred Stock Warrant Agreement (incorporated by reference to Exhibit 4.25 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.7	Form of Common Stock Warrant Agreement (incorporated by reference to Exhibit 4.26 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.8	Form of Currency Warrants Warrant Agreement (incorporated by reference to Exhibit 4.27 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.9	Indenture, dated as of October 21, 2010, between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-05805) of JPMorgan Chase & Co. filed October 21, 2010).

4.10	Form of Senior Debt Security, included in Exhibit 4.9 hereto.

4.11	Indenture, dated as of October 21, 2010, between JPMorgan Chase & Co. and U.S. Bank Trust National Association (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-05805) of JPMorgan Chase & Co. filed October 21, 2010).

4.12	Form of Subordinated Debt Security, included in Exhibit 4.11 hereto.

4.13	Subordinated Indenture, dated as of March 14, 2014, between JPMorgan Chase & Co. and U.S. Bank Trust National Association (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No.1-5805) of JPMorgan Chase & Co. filed March 14, 2014).

4.14	Form of Subordinated Debt Security, included in Exhibit 4.13 hereto.

4.15	Form of Unit Agreement.*

4.16	Form of Units.*

5.1	Opinion of Simpson Thacher & Bartlett LLP.**

12.1	Computation of Ratios of Earnings to Fixed Charges for Periods Ended December 31, 2015, 2014, 2013, 2012 and 2011 (incorporated by reference to Exhibit 12.1 to the Current Report on Form 8-K of JPMorgan Chase & Co. (File No. 1-5805) filed January 14, 2016).

12.2	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for Periods Ended December 31, 2015, 2014, 2013, 2012 and 2011 (incorporated by reference to Exhibit 12.2 to the Current Report on Form 8-K of JPMorgan Chase & Co. (File No. 1-5805) filed January 14, 2016).

Exhibit Number	Document Description

15.1	Letter of PricewaterhouseCoopers LLP concerning unaudited interim financial information.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

24.1	Powers of Attorney of Linda B. Bammann, James A. Bell, Crandall C. Bowles, Stephen B. Burke, James S. Crown, James Dimon, Timothy P. Flynn, Laban P. Jackson, Jr., Lee R. Raymond, William C. Weldon, Marianne Lake and Mark W. O’Donovan.**

24.2	Power of Attorney of Michael A. Neal.

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas under the Senior Indenture.**

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association under the Subordinated Indentures.**

*	To be filed by amendment or with a Current Report on Form 8-K.
**	Previously filed.

ITEM 17.	Undertakings.

Each of the Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by such Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of each Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of such Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 19, 2016.

JPMORGAN CHASE & CO.

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on behalf of the Registrant by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James Dimon	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 19, 2016

* Linda B. Bammann	Director	February 19, 2016

* James A. Bell	Director	February 19, 2016

* Crandall C. Bowles	Director	February 19, 2016

* Stephen B. Burke	Director	February 19, 2016

* James S. Crown	Director	February 19, 2016

* Timothy P. Flynn	Director	February 19, 2016

* Laban P. Jackson, Jr.	Director	February 19, 2016

* Michael A. Neal	Director	February 19, 2016

* Lee R. Raymond	Director	February 19, 2016

* William C. Weldon	Director	February 19, 2016

* Marianne Lake	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 19, 2016

Signature	Title	Date

* Mark W. O’Donovan	Managing Director and Corporate Controller (Principal Accounting Officer)	February 19, 2016

*	Anthony J. Horan hereby signs this Post-Effective Amendment No. 1 to the Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on February 19, 2016 pursuant to powers of attorney filed as exhibits to the Registration Statement.

By:	/S/ ANTHONY J. HORAN
Anthony J. Horan

Dated: February 19, 2016

Pursuant to the requirements of the Securities Act of 1933, each of Registrants named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 19, 2016.

CHASE CAPITAL II (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

CHASE CAPITAL III (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

CHASE CAPITAL VI (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

J.P. MORGAN CHASE CAPITAL XIII (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

JPMORGAN CHASE CAPITAL XXI (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

JPMORGAN CHASE CAPITAL XXIII (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

BANK ONE CAPITAL III (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

FIRST CHICAGO NBD CAPITAL I (Registrant) By: JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description
1.1	Form of Debt Securities Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form S-3 (File No. 333-146731) of JPMorgan Chase & Co.).

1.2	Form of Equity Securities Underwriting Agreement (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3 (File No. 333-169900) of JPMorgan Chase & Co.).

1.3	Form of Master Agency Agreement.**

4.1	Form of Certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.2	Form of Certificate of Designations for Preferred Stock.**

4.3	Form of Deposit Agreement.**

4.4	Form of Depositary Receipt representing Depositary Shares, included in Exhibit 4.3 hereto.

4.5	Form of Debt Securities Warrant Agreement (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.6	Form of Preferred Stock Warrant Agreement (incorporated by reference to Exhibit 4.25 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.7	Form of Common Stock Warrant Agreement (incorporated by reference to Exhibit 4.26 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.8	Form of Currency Warrants Warrant Agreement (incorporated by reference to Exhibit 4.27 to the Registration Statement on Form S-3 (File No. 333-71876) of JPMorgan Chase & Co.).

4.9	Indenture, dated as of October 21, 2010, between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-05805) of JPMorgan Chase & Co. filed October 21, 2010).

4.10	Form of Senior Debt Security, included in Exhibit 4.9 hereto.

4.11	Indenture, dated as of October 21, 2010, between JPMorgan Chase & Co. and U.S. Bank Trust National Association (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-05805) of JPMorgan Chase & Co. filed October 21, 2010).

4.12	Form of Subordinated Debt Security, included in Exhibit 4.11 hereto.

4.13	Subordinated Indenture dated as of March 14, 2014, between JPMorgan Chase & Co. and U.S. Bank Trust National Association (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-5805) of JPMorgan Chase & Co. filed March 14, 2014).

4.14	Form of Subordinated Debt Security, included in Exhibit 4.13 hereto.

4.15	Form of Unit Agreement.*

4.16	Form of Units.*

5.1	Opinion of Simpson Thacher & Bartlett LLP.**

12.1	Computation of Ratios of Earnings to Fixed Charges for Periods Ended December 31, 2015, 2014, 2013, 2012 and 2011 (incorporated by reference to Exhibit 12.1 to the Current Report on Form 8-K of JPMorgan Chase & Co. (File No. 1-5805) filed on January 14, 2016).

12.2	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for Periods Ended December 31, 2015, 2014, 2013, 2012 and 2011 (incorporated by reference to Exhibit 12.2 to the Current Report on Form 8-K of JPMorgan Chase & Co. (File No. 1-5805) filed on January 14, 2016).

Exhibit Number	Document Description

15.1	Letter of PricewaterhouseCoopers LLP concerning unaudited interim financial information.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).**

24.1	Powers of Attorney of Linda B. Bammann, James A. Bell, Crandall C. Bowles, Stephen B. Burke, James S. Crown, James Dimon, Timothy P. Flynn, Laban P. Jackson, Jr., Lee R. Raymond, William C. Weldon, Marianne Lake and Mark W. O’Donovan.**

24.2	Power of Attorney of Michael A. Neal.

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas under the Senior Indenture.**

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association under the Subordinated Indentures.**

*	To be filed by amendment or with a Current Report on Form 8-K.
**	Previously filed.